UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2006 (December 12, 2006)
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	31-1073048 (IRS Employer Identification No.)
323 CROGHAN STREET, FREMONT, OHIO (Address of principal executive offices)	43420 (Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory
                    Arrangements of Certain Officers.
     1. Appointment of Thomas M. McLaughlin as a Director
     On December 12, 2006, the Board of Directors of Croghan appointed Thomas M. McLaughlin as a director of Croghan effective as of December 31, 2006. Mr. McLaughlin was appointed to a fill the vacancy in the class of directors with terms expiring at the Annual Meeting of Shareholders in 2009, which vacancy was created as a result of the retirement of Claude E. Young effective as of October 31, 2006. Mr. McLaughlin was also appointed by the Croghan Board of Directors to serve as a member of its Audit Committee.
     At the meeting of the Board of Directors of the Bank held on December 12, 2006, Mr. McLaughlin was also appointed to serve as a director of the Bank effective as of December 31, 2006.
     Mr. McLaughlin currently serves as the Chief Financial Officer of Underground Utilities, Inc. located in Monroeville, Ohio and is a certified public accountant. The Board of Directors of Croghan has determined that Mr. McLaughlin and his immediately family members and other related persons do not have and have not had any relationships or transactions (and presently do not expect to have any transactions) with Croghan or the Bank which (a) would be inconsistent with a determination that Mr. McLaughlin satisfies the independence standards specified in the applicable rules and regulations of the SEC, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended; or (b) would require disclosure under Item 404(a) of SEC Regulation S-K.
     2. Extension of Consulting Agreement with Allan E. Mehlow
     As previously reported, on February 17, 2006, Croghan Bancshares, Inc. (the “Company”) entered into a Part-Time Employment and Consulting Agreement with Allan E. Mehlow (the “Agreement”), pursuant to which Mr. Mehlow agreed to provide services to the Company as a part-time employee through March 5, 2006, and thereafter to serve as a consultant to the Company on an as-needed basis until May 10, 2006. The Company and Mr. Mehlow subsequently extended the consulting arrangement under the Agreement until December 31, 2006, pursuant to the terms of a First Amendment to Part-Time Employment and Consulting Agreement dated May 10, 2006.
     On December 12, 2006, the Company and Mr. Mehlow entered into a Second Amendment to Part-Time Employment and Consulting Agreement (the “Second Amendment”), pursuant to which the parties agreed to extend the consulting arrangement under the Agreement until March 31, 2007.
     Mr. Mehlow currently serves as a director of both the Company and its wholly-owned subsidiary, The Croghan Colonial Bank (the “Bank”). Mr. Mehlow formerly served as Vice

President and Treasurer of the Company and as Senior Vice President and Chief Financial Officer of the Bank until his resignation in February of this year.
     The foregoing description of the terms of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired — Not Applicable
     (b) Pro Forma Financial Information — Not Applicable
     (c) Exhibits:
10.1	Second Amendment to Part-Time Employment and Consulting Agreement, dated as of December 12, 2006, between Allan E. Mehlow and Croghan Bancshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
Date: December 13, 2006	By:	/s/ Steven C. Futrell Steven C. Futrell, President & CEO

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 13, 2006

Exhibit No.	Description

10.1	Second Amendment to Part-Time Employment and Consulting Agreement, dated as of December 12, 2006, between Allan E. Mehlow and Croghan Bancshares, Inc.